EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. and Tyco International Group S.A. of our report dated September 30, 1998 (relating to the consolidated statements of operations, changes in stockholders' equity and cash flows of United States Surgical Corporation and its subsidiaries for the nine month period ended September 30, 1997 and the related financial statement schedule for the nine month period ended September 30, 1997), which report is included in Tyco International Ltd.'s Annual Report on Amendment No. 3 on Form 10-K/A for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                      /s/ DELOITTE & TOUCHE LLP
                                                      --------------------------
                                                      DELOITTE & TOUCHE LLP


Stamford, Connecticut
July 21, 2000